                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Silicon Graphics, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated July 18, 1997, with respect to the consolidated financial statements and financial statement schedule of Silicon Graphics, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997 filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Palo Alto, California
September 26, 1997



                                     II-6